UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

April 28, 2026
Date of report (Date of earliest event reported)

RENASANT CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804-4827
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (662) 680-1001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $5.00 par value per share	RNST	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 28, 2026, the Board of Directors (the “Board”) of Renasant Corporation (“Renasant”) approved and adopted Amended and Restated Bylaws of Renasant Corporation (the “Bylaws”), which became effective immediately. The amendment and restatement made the following changes to the Bylaws:
•Adjusted the provision governing the date of Renasant’s annual meeting of shareholders to permit the Board to have the flexibility to set the date of the annual meeting on a date other than the fourth Tuesday of April;
•Added express language confirming that the Board or the chair of a meeting of shareholders may adjourn such meeting to a later date, regardless of whether a quorum is present;
•Revised the Bylaws to make clear that each Renasant director must satisfy the requirements of any applicable banking laws (in addition to any qualifications provided under Mississippi law);
•Inserted text reflecting Mississippi law permitting directors to participate in Board meetings by means of remote communications equipment;
•Amended the advance notice bylaw to (i) make explicit that a shareholder is required to comply with applicable banking law as a condition to submitting notice of any director nominations or other business pursuant to the Bylaws and (ii) eliminate the provision requiring the window for timely notice of director nominations to re-open if additional board seats are added within 100 days of the anniversary of the prior year’s annual meeting; and
•Other clarifying, ministerial and conforming changes.
The foregoing description of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is included as Exhibit 3(ii) to this Current Report on Form 8-K and incorporated by reference herein.
Item 5.07. Submission of Matters to a Vote of Security Holders.
Renasant held its 2026 Annual Meeting of Shareholders on April 28, 2026. Proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to Renasant’s solicitations. At the meeting, shareholders voted on the following proposals:
1.To elect 17 directors, each to serve a one-year term;
2.To adopt a non-binding, advisory resolution approving the compensation of Renasant’s named executive officers in 2025; and
3.To ratify the appointment of BDO USA, P.C. as Renasant’s independent registered public accountants for 2026.
All of Renasant’s nominees for directors as listed in the proxy statement were elected with the following vote:

	For	Votes Withheld
Gary D. Butler	74,551,247	2,756,846
Kevin D. Chapman	76,011,912	1,296,181
Donald Clark, Jr.	74,210,824	3,097,269
M. Ray (Hoppy) Cole, Jr.	74,938,018	2,370,075
John M. Creekmore	66,532,674	10,775,419
Albert J. Dale, III	75,197,520	2,110,573
Jill V. Deer	75,417,421	1,890,672
Connie L. Engel	76,561,515	746,578
Rose J. Flenorl	76,534,158	773,935
John T. Foy	74,032,268	3,275,825
Neal A. Holland, Jr.	64,830,660	12,477,433
Jonathan A. Levy	76,442,766	865,327
E. Robinson McGraw	74,959,781	2,348,312
Renee Moore	76,470,064	838,029
Ted E. Parker	74,540,382	2,767,711
Sean M. Suggs	76,561,139	746,954
C. Mitchell Waycaster	75,062,224	2,245,869
There were 7,612,705 broker non-votes for each director on these proposals.
The non-binding, advisory resolution approving the compensation of Renasant’s named executive officers in 2025 was approved with the following vote:

For	Against	Abstentions	Broker Non-Votes
76,201,345	970,393	136,355	7,612,705
The appointment of BDO USA, P.C. as Renasant’s independent registered public accountants for 2026 was ratified with the following vote:

For	Against	Abstentions	Broker Non-Votes
82,238,959	2,582,789	99,050	—

Item 9.01.    Financial Statements and Exhibits.
    (d)    The following exhibits are filed herewith:
    Exhibit No.    Description
3(ii)        Amended and Restated Bylaws of Renasant Corporation

104        The cover page of Renasant Corporation’s Form 8-K is formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION
Date: May 1, 2026	By:	/s/ Kevin D. Chapman
Kevin D. Chapman
Chief Executive Officer